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                                                                       EXHIBIT J




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post Effective Amendment No 1 to Registration Statement Nos. 333-59093; 811-08879 of Sun Capital Advisers Trust on Form N-1A of our report dated February 4, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Additional Information" in such Prospectus and "Independent Auditors" in the Statement of Additional Information which are a part of this Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
April _, 1999

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